Exhibit 99(ii)

INFRASTRUCTURE DEVELOPMENTS CORP.

Pro Forma Financial Statements

March 31, 2014

NOTE 1 - ORGANIZATION AND HISTORY

Infrastructure Developments Corp. (the “Company”), formerly 1st Home Buy and Sell Ltd., was incorporated under the laws of the state of Nevada on August 10, 2006.  The Company changed its name to “Infrastructure Developments Corp.” on March 1, 2010.

The Company conducts its business through its wholly-owned subsidiaries focusing on project management in the Middle East, East Asia, and Oceania. The Company aims to fill an underserved niche in the global project spectrum. It targets specialized projects and subcontracts that are too small to attract the attention of the giant multinational firms but which still require world class engineering expertise.  The company also markets mobile shelters to the mining, oil and gas, and industrial industries around the world.

On June 22, 2014, the Company and Orbis Real Estate (“Orbis”), engaged in real estate brokerage business in Dubai executed an acquisition agreement, whereby the Company agreed to acquire full control of Orbis’ business in exchange for 160,000,000 restricted shares of the Company’s common stock.

NOTE 2 – ASSUMPTIONS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business.

The management has assumed all the book value of the assets and liabilities of Orbis are equal to the market value. All the pro forma adjustments are made as per the management’s assumptions.

Infrastructure Developments Corporation Proforma Condensed Combined Financial Information Balance Sheet (Unaudited) As at March 31, 2014
	Infrastructure Developments Corporation	Orbis Real Estate	Proforma adjustment 1- Issuance of 160,000,000 restricted shares to take control of Orbis	Proforma adjustment 2- Elimination of inter company equity & investment	Proforma Combined
Assets
Current assets:
Cash	4,220	134	-	-	4,355
Other current assets	-	22,568	-	-	22,568
					-
Total current assets	4,220	22,702	-	-	26,922

Investment	-	-	160,000	(160,000)	-
Property and equipment, net	-	18,145	-	-	18,145
					-
	4,220	40,847	160,000	(160,000)	45,067

Liabilities and Stockholders' Equity

Current liabilities:
Notes Payable	22,610	-	-	-	22,610
Accounts payable	-	-	-	-	-
Accrued expenses	99,584	16,380	-	-	115,964

Total current liabilities	122,194	16,380	-		138,574
					-
Long-term debt	-	123,153	-	-	123,153

.
Total liabilities	122,194	139,533	-	-	261,727
Continued
Shareholders' Equity
Common stock:
Authorized: 500,000,000 common shares with $0.001
Issued : 493,774,657	493,775	-	160,000	(160,000)	493,775

Preferred stock:
Authorized: 10,000,000 preferred shares with $0.001
Issued : 9,000,000	9,000	-	-	-	9,000

Additional paid-in capital	8,707,141	-	-	-	8,707,141

Retained earnings (deficit)	(9,327,890)	(98,685)		-	(9,426,575)

Equity Funds	(117,974)	(98,685)	160,000	(160,000)	(216,659)

	4,220	40,847	160,000	(160,000)	45,067

Infrastructure Developments Corporation Proforma Condensed Combined Financial Information Income Statement (Unaudited) For the six months ended March 31, 2014
	Infrastructure Developments Corporation	Orbis Real Estate	Proforma Combined
Revenues:
Commission Revenue	-	68,169	68,169

Total revenues	-	68,169	68,169

Direct costs - Commission	-	39,196	39,196

Gross profit	-	28,973	28,973
Operating expenses:
General, selling and administrative expenses	7,996	93,866	101,862
Salaries and wages	12,000	33,792	45,792

Total operating expenses	19,996	127,658	147,654

Income (Loss) from operations	(19,996)	(98,685)	(118,681)
Other income (expense):
Interest Income/(Expense)	-	-	-
Other income (expense)	-	-	-

Total other income (expense)	-	-	-

(Loss) Income before Income Taxes	(19,996)	(98,685)	(118,681)

Provision for income taxes	-	-	-

NET INCOME/(LOSS)	(19,996)	(98,685)	(118,681)

Infrastructure Developments Corporation Proforma condensed combined financial information Cashflow Statement (Unaudited) For the period ended at March 31, 2014
	Infrastructure Developments Corporation	Orbis Real Estate	Proforma Combined
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	(9,851)	(24,107)	(33,958)

Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation expense		1,789	1,789
(Gain)Loss on disposition of assets	-		-

Changes in operating assets and liabilities
(Increase) decrease in receivables		-	-
(Increase) decrease in other current assets	-	(4,065)	(4,065)
Increase (decrease) in accounts payable and
accrued expenses	7,125	13,611	20,736

Net Cash Used in Operating Activities	(2,726)	(12,772)	(15,498)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Fixed assets	-	-	-
Debt Settlement by issuance of equity investment		-

Net Cash Provided by (Used in)
Investing Activities	-	-	-

CASH FLOWS FROM FINIANCING ACTIVITIES

Common and preferred stock issued for cash/debt	-	-	-
Common stock issued for services	4,000	-	4,000
Increase(decrease) in note payable	-	9,550	9,550

Net Cash Provided by Financing Activities	4,000	9,550	13,550

NET INCREASE (DECREASE) IN CASH	1,275	(3,223)	(1,948)

CASH AT BEGINNING OF PERIOD	2,946	3,357	6,303

CASH AT END OF PERIOD	4,221	134	4,355